Credit Line Agreement
No.: 79142007280056

Loanee: Shenzhen Highpower Technology Co., Ltd. (hereinafter referred to as “Party A”)
Legal Representative: Pan Dangyu
Legal Address: Luoshan Industrial Park, Pinghu Town, Longgang District, Shenzhen
Postal Code: 518111
Tel: 0755-89686505
Fax:
Bank of Deposit: Longhua Sub-branch, Shenzhen Branch, Shanghai Pudong Development Bank
Account No.:

Loaner: Shenzhen Branch, Shanghai Pudong Development Bank (hereinafter referred to as “Party B”)
Legal Representative: Zong Lexin
Legal Address: 26/F Shenzhen International Business Center, Futian District, Shenzhen
Postal Code: 518048
Tel: 0755-28102919
Fax: 0755-27749600

To develop a long-term, stable, and reciprocal bank-enterprise cooperative relationship between Party A and Party B, basing on the principles of equality, free will, and good faith, Party A and Party B, upon negotiation, agree to the following provisions by which they intend to be bound:

Article 1 Credit Line

1.1	The highest credit line that Party B will provide to Party A during the term of credit set forth herein is (currency) RMB (in words) twenty eight million five hundred and seventy thousand Yuan.

1.2	Party A may apply for multiple currencies under the credit line.

1.3	The sub-credit lines of the credit types under the credit line are listed as follows:

Contents	Currency	Amount (in words)
Amount of loan	RMB	twenty eight million five hundred and seventy thousand
Amount of bank acceptance bill
Amount of discount for trade bill
Amount of L/C for export
Amount of the letter of guarantee to be established
Amount of import bill advance/ shipping guarantee
Amount of export bill advance/ bill purchased/discount
Amount of the packed loan of export L/C

Article 2 Term of Credit

2.1	The effective term applicable to the highest credit line provided in Article 1 hereof is one year, from 7th of September of 2007 to 7th of September of 2008.

2.2	The credit line herein during such term of credit may be recycling.

Article 3 Credit Guarantee

3.1	In order to guarantee the creditor’s rights of Party B herein are paid off, one or all of the following guarantees will be applied.

√☐Guaranty Pan Dangyu provides a guaranty; and the number of the guaranty contract is ZB7914200728005601;

√☐Mortgagee Shenzhen Highpower Technology Co., Ltd provides a mortgage with its land-use right (mortgaged property) to the industrial land of Xinhu Industrial Park, Shangliao Village, Ma’an Town, Huzhou City (Map No.: 2550.75-548.25); the number of the mortgage contract is ZD7914200728005601;

×☐Pledger _______ provides a pledge with (pledged property); and the number of the pledge contract is ___________.

3.2
When Party A and Party B sign a Specific Business Contract herein, Party B will have the right to ask Party A to provide guaranties other than those set forth in Clause 1 of Article 3 hereof, and as for such guaranties, Party B may ask all the guarantors to bear liabilities of guaranty or may choose to use any form of guaranty together with the other forms of guaranty to pay off the debts that Party A shall pay off, and Party A will give up its right of defense against such choices of Party B.

Article 4 Use of Credit Line

4.1	Within the term of credit and highest credit line set forth herein, Party A may use the credit line for one time or by stages, but its use of the credit line shall meet the following conditions:

4.1.1	This Credit Line Agreement and the guaranty contracts herein have entered into force;
4.12	All the legal documents provided by Party A as required by Party B herein are qualified and complete;
4.1.3	Party A has submitted a letter of application and/or due bill of loan to Party B;
4.1.4	With the examination and approval of Party B, the Parties sign the specific contracts in respect of the credit operations (hereinafter referred to as “Specific Business Contract”);
4.1.5	The use of credit line under any Specific Business Contract shall comply with the related laws and regulations of the state.

4.2
The unpaid sum (i.e. the accumulated unpaid sum in use) of loan used by Party A at any time within the term of credit may not exceed the highest credit line set forth in Clause 1 of Article 1 hereof, however, within the term of credit, Party A may apply for reuse of the paid credit line, and the credit line not used in the term of credit will be automatically cancelled upon the expiration of the term of credit.

4.3	Party B will be entitled to cancel the credit line provided that Party A fails to perform its obligations according to the Specific Business Contract within the term of credit.

4.4	Party A must apply for using credit line within the term of credit provided in Article 3, and the term for using each credited fund will be decided according to the Specific Business Contract.

4.5
As for those matters involved in the operation of bank-accepted bill, letter of guarantee, and international trade financing and under this Agreement, such as the discount rate of bill discount, the interest rate and exchange rate determined in loan and export and import bill advance, and the interests collectable in each specific operation and the way of collection, shall be agreed upon by the Parties in each Specific Business Contract.

4.6	Where there is any discrepancy between the Specific Business Contract signed by the Parties for each specific crediting operation and this Agreement, such Specific Business Contract shall prevail.

Article 5 Warrants of Party A

5.1
PartyA shall use this credit line for any specific business in compliance with the laws and the provisions of the Specific Business Contract and Party B shall be entitled to inspect all the related operations at any time;

5.2
During the term of credit, Party A shall, at the request of Party B, submit to Party B the relevant financial statements, progress of the major projects, and all the bank account numbers and the balance of bank deposit and loans. Party A undertakes that all the materials provided by Party A will be accurate, true, complete, and valid;

5.3	Party A undertakes that its assumption of contingent debts or disposal of fixed assets will not impair its capability for repayment to Party B;

5.4
Party A undertakes that it will immediately notify Party B in writing of the occurrence of any of the following events, and Party B may, subject to the actual situation, adjust or cancel the credit line and declare maturity of a part or the entire granted credit limit:

5.4.1	There has been a breach under the credit contract or guaranty contract between Party A and any other creditor;
5.4.2	Before the satisfaction of the debts hereunder, Party A has assumed or will assume any debt or contingent debt, or has provided a mortgage or pledge to a third party.
5.4.3
There has been a change in Party A in terms of its subordination, its scope of main business, its directors and senior executives, amendment to the Joint Venture Contract, the Articles of Association, and internal organizational structuring;

5.4.4
Party A or its major officers get involved in any material violation of disciplines or laws, or claims and Party A get involved in any litigation or arbitration due to any dispute on any material creditor’s rights or debt;

5.4.5	Party A faces serious difficulty in business operations and its financial situation is deteriorated;
5.4.6	Other matters that may affect Party A’s financial situation and its capability for repayment.

5.5	Party A undertakes that it will obtain written approval from Party B or pay off the creditor’s right of Party B before taking the following measures:

5.5.1
decrease of its registered capital in any way, significant structuring reform, such as split, merger, reorganization, restructuring into stockholding system, or cancellation, dissolution, shutdown, or change of its operational method by means of contracting, leasing, joint operation, or entrusting;

5.5.2	any significant issue related to its external investment or asset transfer;
5.5.3	any significant ownership issues related to ownership share adjustment or transfer.

5.6	Party A shall make timely repayment of all the principals, interests, costs and expenses of this credit granted under this credit line.

5.7
The settlement, intermediate business volume, and amount of deposit that Party A processes with Party B and its branches shall be no less than 60% of the total volume of the same business Party A process with all the financial organizations, or the proportion of the settlement, intermediate business volume, and amount of deposit that Party A processes with Party B over the total settlement, intermediate business volume, and amount of deposit of Party A shall be no lower than that of the total credit Party B has granted Party A over Party A’s total credit line from financial institutions, whichever is higher.

5.8
Party A confirms that Party B shall have the right to entrust the internal organizations of Shenzhen Branch of Shanghai Pudong Development Bank (including branches and sub-branches) to perform the credit line agreement or conduct a specific operation.

Article 6 Undertakings of Party B

6.1
Where Party A applies for the use of this credit line for any specific business in compliance with this Contract and the requirements from Party B, Party B shall approve such application and shall perform as scheduled according to the Specific Business Contract.

6.2	Party B shall, upon the request of Party A, provide Party A with consultation, agency, settlement, and all the other intermediate services within its scope of business.

6.3
Except the circumstances as provided in Article 5 and Article 7 respectively, Party B shall not unilaterally make any adjustment to the term of credit and credit line in a way that is unfavorable to Party A.

Article 7 Adjustment of Credit Line

During the process of performing this Agreement, Party B shall have right to adjust or cancel the credit line or ask Party A to pay off the used loan in advance, according to the following circumstances:

7.1	Party A fails to make scheduled repayment or payment of the principals, interests, costs and expenses due and payable under the credit (including advance money) as agreed;

7.2	Party A is in breach of Article 5 hereof;

7.3	Party A is in breach of any Specific Business Contract;

7.4	Party A or the Guarantor suffers deteriorating business operations or will suffer significant operational risks;

7.5	There has been a material change to the market relating to the business operation of Party A or the Guarantor;

7.6	There has been a material change in the country’s monetary policy;

7.7	Party A or the Guarantor is subject to debt dispute or litigation with any third party;

7.8	Party A or the Guarantor loses its business reputation;

7.9	The guarantee capability of the Guarantor hereunder is clearly insufficient, or the value of the security collateral for the creditor’s rights created hereunder is reduced significantly;

7.10	Party A or the Guarantor has any of following acts: transfer of property, spiriting its funds away, evading debts, or any other acts that may damage the rights and interests of Party B;

7.11	Party A or the Guarantor is in a circumstance where it will or may lose its capability to fulfill its debts obligations;

7.12
Prior to the expiration of the term of credit, Party A has expressly stated that it will not perform its debt obligations hereunder or under any Specific Business Contract or has indicated so through its acts.

Article 8 Applicable Law and Dispute Settlement

8.1	This Agreement is governed by the laws of the People’s Republic of China.

8.2	In case of any dispute arising from this Agreement during the term of hereof, the Parties may settle it through consultation; failing that, the Parties agree to settle it in the following method:

 √☐Bring the dispute before the People’s Court at the place where Party B is located
 ☐ Apply to Shenzhen Arbitration Committee for arbitration.

8.3	As for any dispute that occurs during the performance of any Specific Business Contract, the Parties may settle it according to the provisions of such contract.

Article 9 Effectiveness

This Agreement will become effective when the following conditions are satisfied:

9.1	This Agreement is executed by the authorized representative and affixed with the corporate seal of each Party;

9.2	The guaranty contract under this Agreement becomes effective in accordance with laws.

Article 10 Supplementary Provisions

10.1	Any modification or supplementation shall be made in written form and shall constitute as an integral part hereof;

10.2	The Specific Business Contract for each specific credit line signed by the Parties according to this Agreement shall constitute as a part hereof;

10.3	Other matters agreed by the Parties:
1. Party A shall pay Party B sixty thousand RMB as credit line management fee;
2. The recovered funds Party A receives from its sale and transfers to Party B in each month starting from the month when Party B releases the first withdraw shall be no less than eight million RMB and shall be no less than one million US dollars in case of international settlement;
3. Before the end of 2007, the parent company of Party A, Hong Kong Highpower Technology Company Limited, shall increase its capital investment in Party A or establish a new company in Shenzhen, and such invested capital shall be no less than fifteen million RMB.

10.4	This Agreement is made in four counterparts, one for Party A, one for the Guarantor and two for Party B, and each counterpart shall have the same legal effect.

10.5	This Contract was executed in Shenzhen on September 18, 2007.

As of the execution hereof, both Party A and Party B have no doubt about all the provisions hereof and have an accurate understanding of the legal meaning of the provisions in respect of the rights and obligations and liabilities of each Party.

Party A: Shenzhen Highpower Technology Co., Ltd. (Sealed)	Party B: Shenzhen Branch, Shanghai Pudong Development Bank (Sealed)
/s/ Pan Dangyu Authorized Representative: Pan Dangyu (Signature)	/s/ Illegible Signature Authorized Representative: (Signature)